Exhibit 10.1

ASHFORD HOSPITALITY TRUST, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
FIRST AMENDMENT
               WHEREAS, Ashford Hospitality Trust, Inc. (the “Company”) maintains the Ashford Hospitality Trust, Inc. Nonqualified Deferred Compensation Plan (effective January 1, 2008) (the “Plan”) for the benefit of its eligible employees; and
               WHEREAS, the Company desires to amend the Plan to comply with Code Section 409A and regulations issued thereunder; and
               WHEREAS, in Section 9.1 of the Plan, the Company reserved the right to amend the Plan to comply with Code Section 409A;
               NOW, THEREFORE, the Plan is hereby amended by this First Amendment thereto, effective as of January 1, 2008, as follows:
1.  Section 3.1(d) shall be added to the Plan to provide as follows:
“(d) Deferral of Other Amounts. An Eligible Employee may elect to defer such other amounts as determined by the Committee at such time and in such manner as the Committee shall provide in accordance with Code Section 409A and regulations issued thereunder.”
2.  Section 3.2(g) shall be added to the Plan to provide as follows:
“(g) Deferral of Other Amounts. Any election to defer other amounts shall be made during the election period established by the Committee in accordance with the requirements of Section 409A of the Code.”
3.  Section 5.1 shall be revised by deleting the phrase “, Disability,” to read as follows:
“In the event a Participant incurs a Separation from Service for any reason other than death or Retirement, the Participant’s Account shall be paid in a single lump-sum payment within 45 days following such Separation from Service.”
4.  Section 5.4(a) shall be revised to read as follows:
“In the event the Committee makes a determination that a Participant has incurred a Disability, the Participant’s Account shall be paid as of such date in the form designated by the Participant in accordance with Section 5.4(b) below.”

5.  The first sentence of Section 5.6(a) shall be amended by adding the phrase “ and any other amounts deferred under the Plan” immediately after the phrase “Base Salary, Bonus deferrals and RSU deferrals”, to read as follows (underlined to show this clarification):
“During the annual enrollment for each Plan Year, a Participant may designate a date or dates that any portion of his or her Base Salary, Bonus deferrals and RSU deferrals and any other amounts deferred under the Plan attributable to such Plan Year shall be paid prior to Separation from Service.”
6.  Except as modified herein, the Plan is specifically ratified and affirmed.
               IN WITNESS WHEREOF, this First Amendment to the Plan is executed this 31st day of December, 2008, to be effective as herein provided.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks

Printed Name:	David A. Brooks

Title:	Chief Legal Officer